UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2009

ACXIOM CORPORATION (Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)
0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

601 E. Third St., Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Credit Agreement

As of November 13, 2009, Acxiom entered into a First Amendment to the Fourth Amended and Restated Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as the agent, and other lenders party thereto. The Amendment amends the Fourth Amended and Restated Credit Agreement dated as of September 15, 2006, among Acxiom, JPMorgan Chase Bank, N. A., as the agent, and other lenders party thereto.

Under the terms and conditions of the Amendment, certain of the lenders have agreed to extend the maturity date of the existing term loan, becoming Tranche 2 Term Lenders.  Lenders who have not agreed to extend the maturity date become Tranche 1 Term Lenders.  Certain lenders have also agreed to extend the maturity date of the existing revolving loan commitment, becoming Tranche 2 Revolving Lenders.  Lenders who have not agreed to extend the maturity date of the revolving loan commitment become Tranche 1 Revolving Lenders.  Of the $450 million existing term loan, approximately $78.0 million is held by Tranche 1 Term Lenders and $372.0 million is held by Tranche 2 Term Lenders.  Of the existing $200 million revolving loan commitment, $80 million is held by Tranche 1 Revolving Lenders and $120 million is held by Tranche 2 Revolving Lenders.  Provisions in the agreement allow Tranche 1 Term Lenders to elect to become Tranche 2 Term Lenders by November 30, 2009.  Tranche 1 Revolving Lenders may elect to become Tranche 2 Revolving Lenders at any time.

The Tranche 1 Term Loan is payable in quarterly installments with a maturity date of September 15, 2012.  The Tranche 2 Term Loan is payable in quarterly installments with a maturity date of March 15, 2015.  The Tranche 1 Revolving Loan commitment expires September 15, 2011 and the Tranche 2 Revolving Loan commitment expires March 15, 2014.

The foregoing description of the Amendment is qualified in its entirety by such amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	First Amendment to Fourth Amended and Restated Credit Agreement dated as of November 13, 2009 among Acxiom Corporation, a Delaware corporation, the lenders party thereto and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 19, 2009

ACXIOM CORPORATION
By: /s/ Jerry C. Jones
Name: Jerry C. Jones Title: Chief Legal Officer & Sr. Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Fourth Amended and Restated Credit Agreement dated as of November 13, 2009 among Acxiom Corporation, a Delaware corporation, the lenders party thereto and JPMorgan Chase Bank, N.A.